UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
April 23, 2014

ABAXIS, Inc.
(Exact name of registrant as specified in its charter)

California	000-19720	77-0213001
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3240 Whipple Road, Union City, CA 94587
 (Address of principal executive offices)

Registrant’s telephone number, including area code:
(510) 675-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2015 Base Salary and Target Bonus

On April 23, 2014, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Abaxis, Inc. (the “Company”) approved the following fiscal 2015 base salaries and fiscal 2015 target bonus amounts (each, a “Target Bonus”) for its named executive officers as set forth below:

Named Executive Officer	Fiscal 2015 Base Salary (effective July 1, 2014)	Fiscal 2015 Target Bonus
Clinton H. Severson Chairman of the Board, President and Chief Executive Officer	$500,000	$700,000
Alberto R. Santa Ines Chief Financial Officer and Vice President of Finance	$280,000	$425,000
Vladimir E. Ostoich, Ph.D. Vice President of Government Affairs and Vice President of Marketing for the Pacific Rim	$280,000	$425,000
Kenneth P. Aron, Ph.D. Chief Technology Officer	$280,000	$425,000
Donald P. Wood Chief Operating Officer	$300,000	$525,000

Bonus payouts will be based on the company’s achievement of quarterly net sales, pre-tax earnings and of specified operational goals. A bonus will be earned only if the Company achieves 90% or more of its pre-established quarterly goal for either net sales or pre-tax earnings. Payment of each quarterly bonus is equally weighted at 50% for achievement of the Company’s quarterly net sales performance goal and 50% for achievement of the Company’s quarterly pre-tax earnings performance goal, in both cases subject to satisfaction of the specified operational target.

If the Company were to achieve 90% or more, but less than 100%, of only one performance goal, the payout would be limited to 25% of the Target Bonus. The Target Bonus will be earned by named executive officers if at least 100% of both net sales and pre-tax earnings performance goals are achieved. The maximum bonus payout is capped at 200% of the Target Bonus, provided the Company achieves greater than 133% of at least one of its two performance goals. If earned, a bonus will be paid quarterly at a rate of 15% for first quarter, 25% the second and third quarters, and 35% for the fourth quarter.

FY2015 Performance RSU Grants and FY2014 Performance RSU Cancellations

Effective April 28, 2014, consistent with the Committee’s long-standing practice of making annual restricted stock unit (“RSU”) grants to its executive officers, the Committee granted RSUs to acquire shares of the Company’s common stock to its executive officers. Certain of these RSUs contain performance-based vesting criteria (“FY2015 Performance RSUs”). The FY2015 Performance RSUs vest only if both of the following criteria are satisfied:  (1) the Company’s consolidated income from operations for the fiscal year ending March 31, 2015, as certified by the Committee, is in excess of the applicable target amount set forth in the table below; and (2) the recipient remains in the Service of the Company (as defined in the Company’s 2005 Equity Incentive Plan) until the applicable vesting date set forth below:

Shares issuable upon settlement of FY2015 Performance RSUs	Consolidated income from operations for the year ending March 31, 2015	Vesting date
25%	90% of target	April 28, 2017
25%	90% of target	April 28, 2018
25%	100% of target	April 28, 2017
25%	100% of target	April 28, 2018

The FY2015 Performance RSUs are subject to the other terms and conditions set forth in the grant notice and restricted stock unit agreement for such grants and the Company’s 2005 Equity Incentive Plan. The FY2015 Performance RSUs granted to the named executive officers of the Company are as follows:

Named Executive Officer	FY2015 Performance RSUs granted
Clinton H. Severson	36,000
Alberto R. Santa Ines	24,000
Vladimir E. Ostoich, Ph.D.	24,000
Kenneth P. Aron, Ph.D.	24,000
Donald P. Wood	24,000

As previously announced, the Committee granted similar RSUs in April 2013 subject to performance-based vesting if the Company’s consolidated income from operations for the year ended March 31, 2014 exceeded 90% or 100% of target for such year (the “FY2014 Performance RSUs”).  On April 23, 2014, the Committee determined that the Company’s consolidated income from operations for such year was below 90% of target and, accordingly, none of the FY2014 Performance RSUs will vest and will be cancelled. The FY2014 Performance RSUs were as follows:

Named Executive Officer	FY2014 Performance RSUs cancelled
Clinton H. Severson	36,000
Alberto R. Santa Ines	16,000
Vladimir E. Ostoich, Ph.D.	16,000
Kenneth P. Aron, Ph.D.	16,000
Donald P. Wood	16,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 29, 2014

ABAXIS, INC.

By:	/s/ Alberto R. Santa Ines
Alberto R. Santa Ines
Vice President, Finance and
Chief Financial Officer